UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – October 18, 2004

(Date of earliest event reported)

HOLLYWOOD CASINO SHREVEPORT

SHREVEPORT CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana		72-1225563
Louisiana	333-88679	75-2830167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5601 Bridge Street, Suite 300, Fort Worth, Texas		76112-2355
(Address of principal executive offices)		(Zip Code)

Area Code (817) 492-7065

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 18, 2004, Hollywood Casino Shreveport (“HCS” or the “Company”), acting by and through its managing general partner, HCS I, Inc., entered into an Investment Agreement (the “Agreement”) with Eldorado Resorts, LLC (“Eldorado”), Eldorado Shreveport #1, LLC (“Investor 1”) and Eldorado Shreveport #2, LLC (“Investor II”, and together with Investor I, the “Investors”) providing for the acquisition of the reorganized Company by the Investors.  The Investors are each an affiliate of Eldorado.  The Agreement also contemplates a financial restructuring of the Company that will significantly reduce outstanding secured debt obligations and annual cash interest payments.  Copies of the Agreement and the press release announcing the signing of the Agreement are attached as Exhibits 2.1 and 99.1 and are incorporated by reference in their entirety.

Under the proposed restructuring, holders of the Company’s existing secured notes (the “Noteholders”) are to receive $140 million of new first mortgage notes (the “New Notes”), and interest in a corporation that will hold a $20 million preferred equity interest (the “Preferred Interest”) and a 25% non-voting equity interest in the reorganized Company (the “Non-Voting Interest”), and cash in an amount to be determined, in exchange for existing secured notes in the principal face amount of $189 million plus accrued interest.  The Investors would acquire a 75% voting equity interest in the reorganized Company (the “Voting Interest”).

The Company intends to effectuate the sale and related financial restructuring transaction through a Chapter 11 bankruptcy reorganization.  The Agreement remains subject to filing with and approval by the Bankruptcy Court, Louisiana Gaming Control Board approval and certain other conditions.

Item 3.02.              Unregistered Sale of Equity Securities.

As described in Item 1.01 above, as part of the restructuring of the Company, the Company would issue the New Notes, to the Noteholders and would issue the Preferred Interest and the Non-Voting Interest to a corporation owned by the Noteholders and would issue the Voting Interest to the Investors.  The issuance of the Notes, the Preferred Interest, the Non-Voting Interest and the Voting Interest would be made under a Chapter 11 plan and would not be registered under the Securities Act of 1933, as amended pursuant to the exemption provided under Section 1145 of the Bankruptcy Code.

Item 3.03               Material Modification to Rights of Security Holders.

See Item 1.01

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

2.1*	Investment Agreement dated as of October 18, 2004, by and among Hollywood Casino Shreveport, Eldorado Resorts, LLC, Eldorado Shreveport #1, LLC and Eldorado Shreveport #2, LLC

99.1	Press Release issued October 19, 2004

* Exhibit A and the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 22, 2004	Hollywood Casino Shreveport
	By:	HCS I, Inc., its Managing General Partner

	By:	/s/ John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President

Dated: October 22, 2004	Shreveport Capital Corporation

	By:	/s/ John C. Hull
John C. Hull
Chairman of the Board, Chief Executive
Officer and President

Exhibit Index

Exhibit No.	Description

2.1*	Investment Agreement dated as of October 18, 2004, by and among Hollywood Casino Shreveport, Eldorado Resorts, LLC, Eldorado Shreveport #1, LLC and Eldorado Shreveport #2, LLC

99.1	Press Release issued October 19, 2004

*  Exhibit A and the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.